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                                                                    EXHIBIT 10.2

                     FOURTH AMENDMENT TO GUARANTY AGREEMENT



         THIS FOURTH AMENDMENT TO GUARANTY AGREEMENT (this "Amendment") dated as of July 19, 1999 is between BRIGHAM EXPLORATION COMPANY, a Delaware corporation (the "Guarantor") and BANK OF MONTREAL, as agent (the "Agent") for the lenders (the "Lenders") that are or become parties to the Credit Agreement defined below.

                                    RECITALS

         A. Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Borrower"), the Agent and the Lenders as parties to that certain Credit Agreement dated as of January 26, 1998 as amended by First Amendment to Credit Agreement dated August 20, 1998 and Second Amendment to Credit Agreement dated as of March 26, 1999 and that Third Amendment to Credit Agreement of even date herewith (as so amended, the "Credit Agreement"), pursuant to which the Lenders agreed to make certain loans and extensions of credit to the Borrower.

         B. Pursuant to the terms and conditions stated in the Credit Agreement, Guarantor executed that certain Guaranty Agreement dated January 26, 1998 by Guarantor, as amended by First Amendment to Guaranty Agreement dated March 30, 1998, Second Amendment to Guaranty Agreement dated August 20, 1998 and Third Amendment to Guaranty Agreement dated March 26, 1999 (as so amended, the "Guaranty Agreement").

         C. The Guarantor and the Agent now desire to amend certain provisions of the Guaranty Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Guarantor, the Agent and the Lenders hereby agree that the Guaranty Agreement shall be amended as follows:

         Section 1. Certain Definitions. Unless otherwise defined herein, all capitalized terms used herein are used with the meanings assigned to such terms in the Guaranty Agreement.

         Section 2. Amendments to Guaranty Agreement.

                  Section 5.2. Section 5.2 is hereby amended as follows:

                  (a) Section 5.2(q) is hereby deleted in its entirety, and the following substituted therefor:

                           "(q) Current Ratio. The Guarantor will not permit its
                  ratio of (i) consolidated current assets of the Guarantor and its Consolidated Subsidiaries to (ii) their consolidated current liabilities (excluding the Indebtedness) to be less than (A) .75 to 1.0 for the quarters ended December 31, 1999 and March 31, 2000 or (B) 1.0 to 1.0 at any time thereafter."

                  (b) Section 5.2(s) is hereby deleted in its entirety, and the following is substituted therefor:


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                           "(r) Interest Coverage Ratio. The Guarantor will not
                  permit its Interest Coverage Ratio as of the end of any fiscal quarter of the Guarantor (calculated quarterly at the end of each fiscal quarter) to be less than the ratio set forth below for such period. Interest Coverage Ratio shall mean the ratio of (i) EBITDA to (ii) interest payments accruing (excluding amortizations of fee expense incurred in connection with this Agreement and the closing of the Indenture and Securities Purchase Agreement and any capitalized lease expense included in interest) during the following periods (for purposes hereof interest on the Subordinated Debt shall be deemed cash payments, calculated at the cash interest rate applicable to the Subordinated Debt, whether paid in cash or in kind, except that if a payment of interest is made in kind on any interest payment date applicable to the Subordinated Debt, an amount equal to the cash payment of interest that would have been due on such interest payment date if payment in kind had not been made shall be deemed subtracted from interest expense for the applicable test period ending on the last day of the fiscal quarter preceding such interest payment date (but not for any other test period):

                                (i)    not less than 1.25 to 1.0 for the nine
                                       (9) month period ending March 31, 2000;

                                (ii)   not less than 1.25 to 1.0 for the twelve
                                       (12) month period ending June 30, 2000;

                                (iii)  not less than 1.25 to 1.0 for the twelve
                                       (12) month period ending September 30,
                                       2000;

                                (iv)   not less than 1.5 to 1.0 for the twelve
                                       (12) month period ending December 31,
                                       2000; and

                                (v) thereafter, not less than 1.75 to 1.0 for the twelve (12) month periods ending at the end of each fiscal quarter of the Guarantor."

         Section 3. Representations and Warranties. The Guarantor hereby reaffirms that as of the effective date of this Amendment, the representations and warranties made by the Guarantor in Article III of the Guaranty Agreement will be true and correct as though made on and as of the effective date of this Amendment.

         Section 4. Limitations; Ratification. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Guaranty Agreement or any of the other Loan Documents, or (b) prejudice any right or rights which the Lenders or the Agent may now have or may have in the future under or in connection with the Guaranty Agreement or any of the other Loan Documents. Except as expressly supplemented, amended or modified hereby, the terms and provisions of the Guaranty Agreement or any other Loan Documents are and shall remain in full


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force and effect. The Guarantor hereby expressly ratifies and affirms its obligations under the Guaranty Agreement as amended by this Amendment and agrees that the Guaranty Agreement as amended by this Amendment remains in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

         Section 5. Governing Law. This Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be construed in accordance with, and be governed by, the laws of the State of Texas and the United States of America.

         Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, delivered and effective as of the date first above written.

               NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SECTION 26.02

         THIS AMENDMENT AND OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NOT UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES.

GUARANTOR:                                BRIGHAM EXPLORATION COMPANY


                                          By: /s/ CRAIG M. FLEMING
                                             -----------------------------------
                                          Name:  Craig M. Fleming
                                               ---------------------------------
                                          Title: Vice President and CFO
                                                --------------------------------


AGENT AND LENDER:                         BANK OF MONTREAL


                                          By: /s/ THOMAS E. MCGRAW
                                             -----------------------------------
                                             Thomas E. McGraw
                                             Director

                                       S